                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 1999


                                                            Domicile or
                                                             State of
Company Name                                              Incorporation
------------                                              -------------
Berkshire Hathaway Credit Corporation                      Nebraska
Berkshire Hathaway International Insurance Ltd.            United Kingdom
Berkshire Hathaway Life Insurance Company of Nebraska      Nebraska
BHG Life Insurance Company                                 Nebraska
BHSF, Inc.                                                 Delaware
BH Finance LLC                                             Nebraska
BH Shoe Holdings, Inc.                                     Delaware
Blue Chip Stamps                                           California
Borsheim's Jewelry Company, Inc.                           Nebraska
Campbell Hausfeld/Scott Fetzer Company                     Delaware
Central States Indemnity Co. of Omaha                      Nebraska
Central States of Omaha Companies, Inc.                    Nebraska
General & Cologne Life Reinsurance Company of America      Connecticut
General & Cologne Life Reinsurance Co. of
 Australasia Ltd.                                          Australia
Cologne Reinsurance Company Ltd.                           Ireland
The Cologne Reinsurance Company Ltd.                       United Kingdom
The Cologne & General Reinsurance Co. of Africa Ltd.       South Africa
Columbia Insurance Company                                 Nebraska
Continental Divide Insurance Company                       Colorado
Cornhusker Casualty Company                                Nebraska
Cypress Insurance Company                                  California
Dexter Shoe Company                                        Maine
DP Mann Limited                                            United Kingdom
Europa Ruckversicherung AG                                 Germany
Executive Jet, Inc.                                        Delaware
Fairfield Insurance Company                                Connecticut
The Fechheimer Brothers Company (2)                        Delaware
FlightSafety International Inc.                            New York
GEICO Casualty Company                                     Maryland
GEICO Corporation                                          Delaware
GEICO General Insurance Company                            Maryland
GEICO Indemnity Company                                    Maryland
GRD Corporation                                            Delaware
Gen Re Holdings, Inc.                                      Delaware
General Re-CKAG Reinsurance and Investment S.a r.l         Luxembourg
General Re Corporation                                     Delaware
General Re Europe Limited                                  United Kingdom
General Re Financial Products Corp.                        Delaware
General Re Financial Products (Japan) Inc.                 Delaware
General Re Financial Securities Ltd.                       United Kingdom
General Re Services Corporation                            Delaware
General Reinsurance Corporation                            Delaware
General Star Indemnity Company                             Connecticut
General Star National Insurance Company                    Ohio
Genesis Indemnity Insurance Company                        North Dakota
Genesis Insurance Company                                  Connecticut
Government Employees Insurance Company                     Maryland
Helzberg's Diamond Shops, Inc.                             Missouri

                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 1999


                                                  Domicile or
                                                    State of
Company Name                                     Incorporation
------------                                     -------------
Herbert Clough, Inc.                               New York
H. H. Brown Shoe Company, Inc.                     Delaware
Isabela Shoe Corporation                           Delaware
Jordan's Furniture, Inc.                           Massachusetts
Kansas Bankers Surety Company                      Kansas
Kolnische Ruck Wien                                Austria
Kolnische Ruckversicherungs-Gesellschaft AG        Germany
Lowell Shoe, Inc.                                  New Hampshire
National Fire & Marine Insurance Company           Nebraska
National Indemnity Company                         Nebraska
National Indemnity Company of the South            Florida
National Indemnity Company of Mid-America          Minnesota
National Liability and Fire Insurance Company      Connecticut
National Re Corporation                            Delaware
National Reinsurance Corporation                   Delaware
Nebraska Furniture Mart, Inc.                      Nebraska
Oak River Insurance Company                        Nebraska
OBH Inc.                                           Delaware
OCSAP,  Ltd                                        Maine
R.C. Willey Home Furnishings                       Utah
Redwood Fire and Casualty Insurance Company        Nebraska
The Scott Fetzer Company                           Delaware
Scott Fetzer Financial Group, Inc.                 Delaware
See's Candies, Inc.                                California
See's Candy Shops, Inc.                            California
Star Furniture Company                             Texas
Wesco Financial Corporation                        Delaware
Wesco-Financial Insurance Company                  Nebraska
Wesco Holdings Midwest, Inc.                       Nebraska
World Book/Scott Fetzer Company                    Nebraska


        (1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.

        (2) The names have been omitted of 31 wholly-owned U.S. subsidiaries of The Fechheimer Brothers Company, each of whom operated in the business of uniform manufacturing and/or distribution.